Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Gretchen Dock	Timothy Dolan
Phase Forward	Integrated Corporate Relations
781-902-4413	617-956-6727
Gretchen.dock@phaseforward.com	timothy.dolan@icrinc.com

PHASE FORWARD REPORTS THIRD QUARTER 2007 RESULTS

•                  Revenue of $34.9 million increases 24% over prior year

•                  Non-GAAP operating income of $5.4 million increases 37% over prior year

WALTHAM, MA - October 23, 2007 - Phase Forward Incorporated (NASDAQ: PFWD) a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the third quarter of 2007.

Revenues for the third quarter of 2007 were $34.9 million, a 24% increase from $28.0 million in the third quarter of 2006. Within total revenues, InForm™ license, application hosting and other related revenues were $25.5 million, an increase of 29% from $19.7 million in the prior year period, representing 73% of third quarter 2007 total revenues.

Bob Weiler, chief executive officer and president, remarked, “We are extremely pleased with the company’s performance during the third quarter, which was highlighted by strong revenue and profitability growth.  Phase Forward’s proven customer success and referenceability continue to be significant differentiators, and they were key factors in major electronic data capture (EDC) wins during the third quarter with customers such as Eisai and Novartis Vaccines.”

Weiler added, “During the quarter Eli Lilly, a top 10 pharmaceutical company adopted Phase Forward’s advanced safety solutions after realizing the business benefits of our InForm EDC solution.  We believe customers will look to purchase integrated EDC and safety solutions from a single vendor when considering a long-term strategy, and that Phase Forward’s leadership ranking in both of these areas positions it well to capitalize on this trend.  We continue to be encouraged by demand levels for EDC, which is reflected by our strong third quarter results and increased guidance for the full year.”

For the third quarter of 2007, GAAP income from operations was $4.1 million, compared to $2.8 million in the third quarter of 2006. GAAP net income for the third quarter of

2007 was $5.7 million, or $0.13 per diluted share, compared to $2.9 million, or $0.08 per diluted share, in the third quarter of 2006.

For the third quarter of 2007, non-GAAP income from operations was $5.4 million, representing a margin of 15.6% and an increase of 37% from the prior year period.  Non-GAAP net income was $6.9 million, or $0.16 per diluted share, for the third quarter of 2007.  This represented an increase of 69% from non-GAAP net income of $4.1 million, or $0.11 per diluted share, in the third quarter of 2006.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the third quarter of 2007 and 2006.

Cash, cash equivalents and short-term investments were $187 million at the end of the third quarter, an increase of $7.6 million from $179.4 million at the end of the prior quarter. Total deferred revenue was $60 million at the end of the quarter, down $1.5 million sequentially and an increase of $11.9 million on a year-over-year basis.

Business Highlights

•                              Eisai Medical Research, a U.S. pharmaceutical subsidiary of Tokyo-based Eisai Co., signed a license and services agreement with Phase Forward for the implementation and use of the company’s InForm EDC solution.

•                              Schering-Plough Research Institute (SPRI) signed a multi-year, multi-million dollar renewal of their InForm EDC license, added coverage for Japan and purchased additional modules.

•                              Novartis Vaccines signed a multi-million dollar license, hosting and services agreement with Phase Forward for the implementation and use of the company’s InForm EDC solution.

•                              Phase Forward continued to make progress executing its strategy to broaden and deepen its relationships with Contract Research Organizations (CROs) and academic research centers around the globe. During the quarter, the company expanded its relationships with MedPace, Imperial College and SGS for the use of its InForm solution.

•                              Phase Forward announced a multi-year alliance agreement with AAIPharma, Inc., a leading global CRO with operations throughout the United States, Canada, Western and Eastern Europe and South America.  AAIPharma plans to offer services centered around Phase Forward’s InForm EDC solution and its

Clintrial ™ clinical data management product.

Financial Outlook

The following statements are based on current expectations as of the date of this press release and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in the company’s public filings made with the Securities and Exchange Commission, or other factors.

For the fourth quarter of 2007, the company expects revenues to be between $36.0 and $36.8 million. The company expects non-GAAP operating income to be between $5.2 and $5.6 million, with non-GAAP EPS between $0.15 and $0.16. GAAP EPS is expected to be between $0.12 and $0.13, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.

For the full year 2007, the company expects revenues to be between $132.5 and $133.3 million and bookings to be between $180 and $190 million. On a non-GAAP basis, operating income is expected to be between 14.5% and 15%, with non-GAAP EPS between $0.58 and $0.59. GAAP EPS is expected to be between $0.46 and $0.47, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the third quarter of 2007 and its outlook for the fourth quarter of and full year 2007. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-679-8035 and the international dial-in is 617-213-4848. The access code is 54496615.  Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for replay until Friday, November 30, 2007 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Clintrace™) and applied data standards (WebSDM™). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 250 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007

Revenues:
License	$11,225	$12,924	$29,633	$35,429
Service	16,824	21,952	46,754	61,065

Total revenues	28,049	34,876	76,387	96,494
Costs of revenues:
License	717	552	2,020	1,686
Service(1)	10,079	13,561	27,981	37,447

Total cost of revenues	10,796	14,113	30,001	39,133
Gross margin:
License	10,508	12,372	27,613	33,743
Service	6,745	8,391	18,773	23,618

Total gross margin	17,253	20,763	46,386	57,361

Operating expenses:
Sales and marketing(1)	5,377	6,509	14,798	17,731
Research and development(1)	4,538	5,066	12,022	14,620
General and administrative(1)	4,551	5,084	13,138	14,509

Total operating expenses	14,466	16,659	39,958	46,860

Income from operations	2,787	4,104	6,428	10,501
Other income (expense):
Interest income	735	2,362	2,010	4,758
Other, net	14	(91)	(50)	(153)

Total other income	749	2,271	1,960	4,605

Income before provision for income taxes	3,536	6,375	8,388	15,106
Provision for income taxes	642	657	1,520	1,579

Net income	$2,894	$5,718	$6,868	$13,527

Net income per share applicable to common stockholders:
Basic	$0.08	$0.14	$0.20	$0.36

Diluted	$0.08	$0.13	$0.19	$0.34

Weighted average number of common shares used in net income per share calculations:
Basic	35,147	41,238	34,386	37,643

Diluted	36,620	43,397	35,921	39,659

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$68	$102	$161	$330
Sales and marketing	143	201	351	570
Research and development	121	181	248	516
General and administrative	644	652	1,231	1,917

Total stock-based compensation expense	$976	$1,136	$1,991	$3,333

Phase Forward Incorporated and Subsidiaries

Tables of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$2,787	$4,104	$6,428	$10,501
Stock-based compensation expense	976	1,136	1,991	3,333
Amortization of intangible assets	218	202	653	637

Non-GAAP income from operations	$3,981	$5,442	$9,072	$14,471

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$2,894	$5,718	$6,868	$13,527
Stock-based compensation expense, net of tax	976	1,019	1,991	2,985
Amortization of intangible assets, net of tax	218	181	653	570

Non-GAAP net income	$4,088	$6,918	$9,512	$17,082

GAAP net income per share applicable to common stockholders:
Diluted	$0.08	$0.13	$0.19	$0.34

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.11	$0.16	$0.26	$0.43

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	September 30,
	2006	2007

Assets
Current assets:
Cash and cash equivalents	$42,169	$157,134
Short-term investments	27,466	29,832
Accounts receivable, net of allowance of $384 and $426 in 2006 and 2007, respectively	29,652	27,990
Deferred set up costs, current portion	1,649	2,201
Prepaid commissions and royalties, current portion	3,570	4,865
Prepaid expenses and other current assets	2,972	3,691
Deferred income taxes	5,158	5,150

Total current assets	112,636	230,863

Property and equipment, net	8,561	12,023
Deferred set up costs, net of current portion	1,000	1,263
Prepaid commissions and royalties, net of current portion	2,670	3,205
Intangible assets, net of accumulated amortization of $1,176 and $1,814 in 2006 and 2007, respectively	2,724	2,086
Goodwill	27,820	27,268
Deferred income taxes	4,988	4,569
Other assets	252	259

Total assets	$160,651	$281,536

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,893	$2,497
Accrued expenses	14,183	18,070
Accrued earn-out	3,500	3,500
Deferred revenue, current portion	47,128	56,731
Deferred rent, current portion	352	417

Total current liabilities	68,056	81,215

Deferred revenues, net of current portion	3,527	3,273
Deferred rent, net of current portion	596	70
Other long-term liabilities	451	—

Total liabilities	72,630	84,558

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized — 5,000 shares
Issued — 0 shares	—	—
Common stock, $.01 par value:
Authorized — 100,000 shares
Issued — 35,529 and 42,319 shares in 2006 and 2007, respectively	355	423
Additional paid-in capital	176,545	271,179
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive (loss) income	(72)	656
Accumulated deficit	(88,696)	(75,169)

Total stockholders’ equity	88,021	196,978

Total liabilities and stockholders’ equity	$160,651	$281,536

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2006	2007

Operating activities
Net income	$6,868	$13,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,809	4,930
Stock-based compensation expense	1,991	3,333
Loss on disposal of fixed assets	51	—
Foreign currency exchange loss	45	160
Provision for allowance for doubtful accounts	79	75
Deferred income taxes	(206)	(4,554)
Tax benefit related to exercise of options	(1,027)	—
Non-cash income tax expense	1,329	5,410
Amortization of premiums or discounts on short-term investments	39	57
Changes in assets and liabilities:
Accounts receivable	2,361	2,012
Deferred costs	(512)	(2,498)
Prepaid expenses and other current assets	(398)	(658	) )
Accounts payable	(225)	(437)
Accrued expenses	451	3,337
Accrued litigation settlement	(8,500)	—
Deferred revenue	1,687	9,359
Deferred rent	(472)	(452)

Net cash provided by operating activities	7,370	33,601

Investing activities
Proceeds from maturities of short-term investments	29,163	60,172
Purchase of short-term investments	(44,186)	(62,594)
Purchase of property and equipment	(3,502)	(7,707)
Payment on earn-out under acquisition	(2,000)	—
(Increase) decrease in other assets	(32)	1

Net cash used in investing activities	(20,557)	(10,128)

Financing activities
Net proceeds from issuance of common stock	2,332	91,369
Tax benefit related to exercise of options	1,027	—

Net cash provided by financing activities	3,359	91,369

Effect of exchange rate changes on cash and cash equivalents	(174)	123

Net change in cash and cash equivalents	(10,002)	114,965
Cash and cash equivalents at beginning of period	51,779	42,169

Cash and cash equivalents at end of period	41,777	157,134
Short-term investments at end of period	23,791	29,832

Total cash, cash equivalents and short-term investments at end of period	$65,568	$186,966

Non-cash investing activities
Accrued earn-out in connection with acquisition of Lincoln Technologies, Inc.	$3,500	$—